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                                                                 EXHIBIT a(1)(f)

                            TAX-FREE INVESTMENTS CO.

                             ARTICLES SUPPLEMENTARY


     TAX-FREE INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 8, 1999, has (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Ten Billion (10,000,000,000) to Twenty-Five Billion One Hundred Million (25,100,000,000) shares, (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: One Hundred Million (100,000,000) shares as shares of the Cash Reserve Portfolio - Cash Management Class, Eight Billion Six Hundred Million (8,600,000,000) shares as shares of the Cash Reserve Portfolio - Institutional Class, One Hundred Million (100,000,000) shares as shares of the Cash Reserve Portfolio - Personal Investment Class, One Hundred Million (100,000,000) shares as shares of the Cash Reserve Portfolio - Private Investment Class, One Hundred Million (100,000,000) shares as shares of the Cash Reserve Portfolio - Reserve Class, One Hundred Million (100,000,000) shares as shares of the Cash Reserve Portfolio - Resource Class and Six Billion (6,000,000,000) shares as unclassified, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally, and (c) ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Ten Billion (10,000,000,000) shares, $.001 par value per share, having an aggregate par value of $10,000,000, of which:

     (a) One Billion (1,000,000,000) shares are classified as Cash Reserve Portfolio - Cash Management Class,

          Three Billion (3,000,000,000) shares are classified as Cash Reserve Portfolio - Institutional Class,

          One Billion (1,000,000,000) shares are classified as Cash Reserve Portfolio - Personal Investment Class,

          One Billion (1,000,000,000) shares are classified as Cash Reserve Portfolio - Private Investment Class,

          One Billion (1,000,000,000) shares are classified as Cash Reserve Portfolio - Reserve Class, and
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          One Billion (1,000,000,000) shares are classified as Cash Reserve
          Portfolio - Resource Class; and

     (b)  Two Billion (2,000,000,000) shares are unclassified.


     THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Twenty-Five Billion One Hundred Million (25,100,000,000) shares, $.001 par value per share, having an aggregate par value of $25,100,000, of which:

     (a) One Billion One Hundred Million (1,100,000,000) shares are classified as Cash Reserve Portfolio - Cash Management Class,

          Eleven Billion Six Hundred Million (11,600,000,000) shares are classified as Cash Reserve Portfolio - Institutional Class,

          One Billion One Hundred Million (1,100,000,000) shares are classified as Cash Reserve Portfolio - Personal Investment Class,

          One Billion One Hundred Million (1,100,000,000) shares are classified as Cash Reserve Portfolio - Private Investment Class,

          One Billion One Hundred Million (1,100,000,000) shares are classified as Cash Reserve Portfolio - Reserve Class, and

          One Billion One Hundred Million (1,100,000,000) shares are classified as Cash Reserve Portfolio - Resource Class; and

     (b)  Eight Billion (8,000,000,000) shares are unclassified.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, TAX-FREE INVESTMENTS CO. has caused these Articles
Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 8, 1999.

                                        TAX-FREE INVESTMENTS CO.
Witness:

/s/ KATHLEEN J. PFLUEGER                   /s/ MELVILLE B. COX
_____________________________           By:____________________________
Assistant Secretary                           Vice President




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